AGREEMENT AND PLAN OF SHARE EXCHANGE



                                      among



                              INNOVUS CORPORATION,


                             INTERMARK CORPORATION,

                                       and

                           EXCHANGING SECURITYHOLDERS





                             Dated as of May 8, 1998

                               AGREEMENT AND PLAN
                                OF SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement"), is made as of this 8th day of May, 1998, by and among INNOVUS CORPORATION, a Delaware corporation ("Innovus"), INTERMARK CORPORATION, a California corporation ("Intermark"), and the securityholders of Intermark identified on the signature pages hereto who execute this Agreement ("Exchanging Securityholders").

         WHEREAS, Innovus has been actively engaged in the business of software development, manufacture and sales;

         WHEREAS, Intermark has been actively engaged in the business of software marketing and distribution;

         WHEREAS, the parties desire to adopt a plan of reorganization intended to effect a tax-free Share Exchange under ss.ss. 361(a) and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which Innovus will acquire control of Intermark in exchange for voting stock of Innovus (the "Share Exchange");

         WHEREAS, the Boards of Directors of Innovus and Intermark, the shareholders of Intermark, and each of the Exchanging Securityholders each (i) has determined that this Agreement and the transactions contemplated hereby, including the Share Exchange (as defined hereinafter) are fair to it and in its best interests, and (ii) approved this Agreement and the transactions contemplated hereby, including the Share Exchange, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which is hereby acknowledged, Innovus and Intermark hereby agree as follows:

Section 1.        Certain Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, in each case (a) net of any insurance recoveries (except to the extent such recoveries increase the cost of insurance, through retrospective adjustments or otherwise), and (b) net of any tax benefit, after taking into account any tax detriment, of any indemnity.

"Available Innovus Common Shares" means a number that is found by executing the following calculations in the order as set forth: (i) 15,000,000 minus the number of Fully Diluted Innovus Shares; (ii) minus the number of Innovus Common Shares described in item (z) of the definition of Fully-Diluted Innovus Shares;
(iii) plus the number of Innovus Common Shares that shall have become available as of the Closing Date under agreements described in item (b) of Section 9(e);
(iv) minus any Innovus Common Shares, if any, reserved for issuance upon exercise or conversion of Innovus securities described in Section 9(d).

"CGCL" means the California General Corporation Law.

"Common Exchange Ratio" means the quotient found by dividing the number of Available Innovus Common Shares by the number of Intermark Common Shares.

"DGCL" means the Delaware General Corporation Law.

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"Escrow  Agreement" means the Escrow Agreement in a form as mutually  acceptable to the parties.

"Fully-Diluted Innovus Shares" means the sum of (a) the number of Innovus Common Shares issued and outstanding, plus (b) the number of Innovus Common Shares that are subject to issuance upon exercise or conversion of outstanding preferred stock, stock warrants, stock options, conversion rights and other similar rights, whether or not such warrants, options and rights are currently exercisable or convertible or are subject to any contingency, in each case determined as of the Closing Date, specifically excluding (y) any Innovus Common Shares issuable in the Share Exchange pursuant to this Agreement, or upon conversion of Innovus Series H Preferred Shares issuable pursuant to this Agreement or upon exercise of Innovus Options issuable pursuant to this Agreement and (z) up to 324,688 Innovus Common Shares issuable pursuant to stock options held by employees, officers or directors of Innovus expiring within three (3) years after the date hereof and exercisable at a price of at least $3.00 per Innovus Common Share or within five (5) years after the date hereof and exercisable at a price of at least $5.00 per Innovus Common Share.

"Fully-Diluted Intermark Shares" means the sum of (a) the number of Intermark Common Shares issued and outstanding, plus (b) the number of Intermark Common Shares that are subject to issuance upon exercise or conversion of outstanding preferred stock, stock warrants, stock options, conversion rights and other similar rights, whether or not such warrants, options and rights are currently exercisable or convertible or are subject to any contingency, in each case determined as of the Closing Date, specifically including the Intermark Options.

"Innovus Common Shares" means shares of Common Stock, par value $.001 per share, of Innovus as presently authorized.

"Innovus Options" means the options to purchase Innovus Series H Preferred Shares to be issued in exchange for the Intermark Options. Innovus Options shall be on the terms of the existing options plans of Innovus except that the exercise price of each Innovus Option shall provide as nearly as practicable the same financial benefit as of the Closing Date as the exercise price of Intermark Options, taking into account the Option Conversion Ratio. In the event that the Innovus option plans do not have available sufficient Innovus Options, Innovus' Board of Directors shall have approved prior to the Closing Date sufficient additional Innovus Options and recommend approval of such increase to its stockholders after the Closing Date concurrently with the Reclassification defined below.

"Innovus Series H Preferred Shares" means shares of Series H Convertible Preferred Stock, par value $.001 per share, of Innovus, on substantially the terms and conditions of the Certificate of Designation of Series H Preferred Stock attached hereto as Exhibit A, and with any additions, deletions or changes thereto as may be approved by an officer or officers of Innovus who deems the same to be necessary or appropriate in order to comply with filing requirements of the DGCL.

"Innovus Shares" means Innovus Series H Preferred Shares and Innovus Common Shares.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, compilations, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

"Intermark Common Shares" means the issued and outstanding shares of Common Stock, without par value, of Intermark determined as of the Closing Date.

"Intermark Options" means the stock options identified as such in the signature pages to this Agreement to purchase Intermark Common Shares that are outstanding determined as of the Closing Date.

"Intermark Shares" means (a) the Intermark Common Shares that are issued and outstanding, plus (b) the Intermark Common Shares that are subject to issuance upon exercise or conversion of outstanding convertible notes, preferred stock, stock warrants, stock options, conversion rights and other similar rights, whether or not such warrants, options and rights are currently exercisable or convertible or are subject to any contingency, specifically excluding the Intermark Options, in each case determined as of the Closing Date.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Option Exchange Ratio" means the number that is found by executing the following calculations in the order as set forth: (i) multiplying the number of Fully-Diluted Innovus Shares by the number three (3); (ii) dividing that multiplication product by the number of Fully-Diluted Intermark Shares; and
(iii) dividing that division result by five hundred sixty-two and one-half (562 1/2).

"Preferred Exchange Ratio" means the number that is found by executing the following calculations in the order as set forth: (i) multiplying the number of Fully-Diluted Innovus Shares by the number three (3); (ii) dividing that multiplication product by the number of Fully-Diluted Intermark Shares; (iii) subtracting from that division quotient the number of Innovus Available Common Shares; and (iv) dividing that subtraction result by five hundred sixty-two and one-half (562 1/2).

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Section 2.        The Share Exchange; Other Agreements.

(a) On and subject to the terms and conditions of this Agreement, Innovus agrees to accept from each of the Exchanging Securityholders, and each of the Exchanging Securityholders agrees to transfer and deliver to Innovus, its Intermark Shares and Intermark Options in the amounts indicated on the signature pages to this Agreement in exchange for the considerations specified below. At the Closing, each of the Exchanging Securityholders will exchange Intermark Shares for Innovus Shares and/or Intermark Options for Innovus Options. In consideration for each Intermark Share delivered by an Exchanging Securityholder pursuant to the immediately preceding sentence, Innovus shall deliver a number of Innovus Common Shares equal to the number of Intermark Common Shares multiplied by the Common Exchange Ratio plus a number of Innovus Series H

Preferred Shares equal to the number of Intermark Common Shares multiplied by the Preferred Exchange Ratio. In consideration of each Intermark Option delivered by an Exchanging Securityholder, Innovus shall deliver an Innovus Option entitling the Exchanging Securityholder to purchase the number of Innovus Series H Preferred Shares equal to the number of Intermark Common Shares purchasable upon exercise of the Intermark Option multiplied by the Option Exchange Ratio, with an exercise price adjusted in accordance with the Code to provide the same economic benefit as the Intermark Options. Deliveries of Innovus Shares to each Exchanging Securityholder shall be aggregated and rounded to the nearest whole share, and deliveries of Innovus Options to each Exchanging Securityholder shall be aggregated and rounded to the nearest whole share. Outstanding convertible notes of Intermark shall be converted as of prior to the Closing Date into Intermark Common Shares.

(b) At the Closing, (i) the Exchanging Securityholders will deliver to Innovus the Intermark stock certificates representing Intermark Shares and its Intermark option agreements representing Intermark Options, endorsed in blank or accompanied by duly executed assignment documents; (ii) Innovus will deliver to each of the Exchanging Securityholders the considerations specified above; and;
(iii) Innovus and each of the Exchanging Securityholders shall deliver to the Escrow Agent the respective numbers of Innovus Series H Preferred Shares as provided in the Escrow Agreement, which shall approximately be equal to 20% of the Fully-Diluted Innovus Shares in the case of Innovus and 10% of the Fully-Diluted Innovus Shares in the case of the Exchanging Securityholders, in the aggregate.

(c) Subject to approval as required by the DGCL of stockholders of Innovus, Innovus' certificate of incorporation shall be amended and restated as promptly as practicable after the Closing Date to effect a change of name of Innovus to a mutually agreed upon name, and the Innovus Common Shares will be reclassified and combined (the "Reclassification") in a ratio of one (1) for ten (10) in a reverse stock split (herein, as reclassified, called the "New Common Shares"). Innovus shall promptly call and notice an annual meeting of its stockholders and recommend approval of proposals to the foregoing effects, all in compliance with applicable securities laws and corporate laws.

(d) As promptly as reasonably practicable after the Closing Date, Innovus shall use its best efforts to exchange Innovus Shares for Intermark Shares held by all holders ("Minority Shareholders") of Intermark Shares that remain outstanding, on terms and conditions as favorable to such shareholders as the terms and conditions of this Agreement are to the Exchanging Securityholders. In the event that any Intermark Shares thereafter remain outstanding, other than outstanding Intermark Shares acquired by Innovus in the Share Exchange or held in the Escrow (as defined in the Escrow Agreement), Innovus and Intermark shall merge (the "Merger"), subject to approval of the Merger by stockholders of Innovus as required by the DGCL and, if applicable, the CGCL, and all outstanding Intermark Shares, other than shares held by Innovus or a wholly-owned subsidiary of Innovus, shall be cancelled and exchanged for Innovus Shares on terms as favorable to such shareholders as the terms and conditions of this Agreement are to Exchanging Securityholders. The Merger shall also result in a certificate of incorporation for the surviving corporation after the Merger with the changes described in Section 2(c) in the event that the Reclassification shall not have yet been effected.

(e) Promptly following the execution and delivery of this Agreement, the parties shall issue a joint press release in a form mutually to be agreed upon. The parties shall not, and shall instruct their representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Share Exchange without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that any party determines, based upon the advice of counsel, that a press release, disclosure in a public filing, or other public disclosure of or reference to this Agreement, the Share Exchange or the other party is required by law, the former party shall first use reasonable efforts to notify the latter party of the potential disclosure, and use reasonable efforts to afford the latter party a reasonable opportunity to review and comment on the proposed disclosure, provided that the consent of the latter party for such publication shall not be required in any such instance. In addition, Innovus shall file on a timely basis a Current Report on Form 8-K reporting this transaction as a change in control, and make any additional filings and reports as may be required or advisable under applicable law.

(f) Prior to the Closing Date, Innovus shall use its best efforts to solicit or require conversions of all outstanding shares of Preferred Stock, par value $.001 per share, of Innovus into Innovus Common Shares; and Innovus shall have filed certificates of elimination with the Secretary of State of the State of Delaware as to all series of its Preferred Stock other than the Innovus Series H Preferred Shares and taken all other actions necessary or appropriate to effect, and to carry out its obligations upon, such conversions.

(g) Promptly following the date of execution of this Agreement, Innovus shall file Form D with the SEC regarding the Share Exchange, and make all other necessary or advisable filings under Utah, California and other applicable state securities laws, as necessary or advisable to obtain appropriate exemptions from registration or qualification under federal and applicable state securities laws.

(h) On the Closing Date, Innovus shall cause to be delivered to Innovus and Intermark such resignations of directors and officers of Innovus and cause to take effect such amendments of its bylaws as may be necessary or appropriate to elect Thomas Hemingway and other designates of Intermark to constitute a majority of the authorized number of members on the Innovus Board of Directors.

Section 3. Representations and Warranties of the Exchanging Securityholders. As of the date hereof, and as of the Closing Date, each of the Exchanging Securityholders hereby represents and warrants to Innovus, except as set forth on Intermark's Disclosure Schedule, as follows with respect to itself.

(a) Organization of Certain Exchanging Securityholders. If the Exchanging Securityholder is a corporation or partnership, the Exchanging Securityholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization of Transaction. The Exchanging Securityholder has full power and authority (including, if the Exchanging Securityholder is a corporation or partnership, full corporate or partnership power and authority, respectively) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Exchanging Securityholder, enforceable in accordance with its terms and conditions. The Exchanging Securityholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Exchanging Securityholder is subject or, if the Exchanging Securityholder is a corporation or partnership, any provision of its charter, bylaws or partnership agreement or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Exchanging Securityholder is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of Innovus, or on the ability of the parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. Neither Intermark nor the Exchanging Securityholder has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Intermark, Innovus or any of the other Exchanging Securityholders could become liable or obligated.

(e) Investment Intent. The Innovus Shares and Innovus Options being acquired by the Exchanging Securityholder are being acquired for the Exchanging Securityholder's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. The Exchanging Securityholder acknowledges that Innovus is issuing the Innovus Shares and Innovus Options, and may issue Innovus Shares upon the exercise of the Innovus Options, without registering such shares under the Securities Act of 1933 (the "Act") on the basis of certain exemptions from such registration requirement. Accordingly, the Exchanging Securityholder agrees that the certificates evidencing the Innovus Shares and Innovus Options shall bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer, and the Exchanging Securityholder may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

(f) Investment Information. The Exchanging Securityholder acknowledges receipt of a copy of the Filings (as defined below) and understands that all rights and obligations connected with this Agreement are set forth in this Agreement. The Exchanging Securityholder acknowledges having had an opportunity to request and receive additional information from Innovus, and being experienced and sophisticated in financial and business matters sufficient to protect its interests in this transaction and to evaluate the merits and risks of the Share Exchange.

(g) Title to Shares. The Exchanging Securityholder holds good title to the Intermark Common Shares, Intermark Options or convertible notes, as the case may be, surrendered in the Share Exchange, and on the Closing Date Innovus will receive good title to the same, in each case free and clear of any lien, claim, encumbrance or restriction, other than restrictions arising under the federal or applicable state securities laws or any liens, claims, encumbrances, or restrictions arising by or under Innovus.

Section 4. Representations and Warranties of Intermark. As of the date hereof, and as of the Closing Date, Intermark hereby represents and warrants to Innovus, except as set forth on Intermark's Disclosure Schedule, as follows:

(a) Intermark is a corporation duly organized and existing and in good standing under the laws of the State of California and Intermark has all necessary corporate power and authority to own and conduct its business as currently conducted. Intermark is not required by the nature of its business or properties to be qualified to do business as a foreign corporation in any jurisdiction outside California. Intermark has no subsidiaries, and owns no similar interest in any other entity.

(b) Intermark has obtained all necessary corporate authorizations and approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement. This Agreement constitutes the valid and binding obligations of Intermark, enforceable against Intermark in accordance with its terms.

(c) Intermark has authorized capital of 10,000,000 shares of Common Stock, without par value, of which a total of 3,375,000 shares of Common Stock are issued and outstanding, 540,000 shares are reserved for issuance under outstanding options, and 272,873 shares are reserved for issuance under outstanding convertible notes or other securities or arrangements. The amount and material terms of all outstanding capital stock, options, rights or securities are set forth in the Intermark Disclosure Schedule and the signature pages hereto.

(d) The execution and delivery of this Agreement by Intermark, and the consummation of the transactions and obligations contemplated hereby, do not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default (or an event that would upon notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance of any kind on any of its assets pursuant to (i) its Articles of Incorporation, as amended, or bylaws, as amended, (ii) any agreement, document or instrument to which Intermark is a party or by which Intermark is bound, or
(iii) any judgment, decree, order, statute, rule or regulation applicable to Intermark.

(e) The unaudited financial statements of Intermark attached hereto as Exhibit B fairly present the financial condition of Intermark for the periods and at the dates stated therein, subject to normal audit adjustments and the absence of footnotes. When delivered, the audited financial statements of Intermark shall fairly present the financial condition of Intermark for the periods and at the dates stated therein. No fact or condition is known to Intermark that materially adversely affects, or that may materially adversely affect Intermark's business or financial condition.

(f) Intermark (i) is not involved in any pending or, to its knowledge, threatened investigation, litigation or legal proceeding that may have a material adverse effect upon its financial condition, business or prospects of Intermark, and (ii) is not subject to any order, judgment or decree that would reasonably be likely to have such effect.

(g) At the Closing Date, all of the assets of Intermark shall be free and clear of any and all liens, liabilities, claims or encumbrances of any kind or nature whatsoever, except as otherwise expressly provided herein or as arises under Innovus.

(h) The Intermark Disclosure Schedule contains a true and correct list of all material Intellectual Property used by Intermark in its business, owned by Intermark or in which Intermark has rights or licenses, and which are material to the business of Intermark. Except as set forth in the Intermark Disclosure Schedule, to the best knowledge of Intermark, Intermark has not infringed, and is not now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have an material adverse effect on Intermark. Neither Intermark nor any Exchanging Securityholder has received any written notice or other indication of any such claim of infringement. Except as set forth in the Intermark Disclosure Schedule, Intermark is not a party to any material license, agreement, or arrangement, whether as licensor, licensee or otherwise, with respect to Intellectual Property. Intermark owns, or holds adequate licenses or other rights to use, all Intellectual Property used in or necessary for the operation of Intermark's business as now conducted.

(i) Intermark has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby.

(j) The Intermark Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in
Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material current or former employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant (or former employee of or consultant) to Intermark, any trade or business (whether or not incorporated) which is a member of a controlled group including Intermark or which is under common control with Intermark (an "ERISA Affiliate") within the meaning of Section 414 of the Code,

(all such plans, practices and programs are referred to as the "Intermark Benefit Plans"), excluding agreements with former employees under which Intermark has no remaining monetary obligations. Neither Intermark nor any ERISA Affiliate maintains, or has ever maintained, an Intermark Benefit Plan intended to qualify under Section 401(a) of the Code or subject to Title IV of ERISA. There have been made available to Parent copies of (i) each written Intermark Benefit Plan and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Intermark Benefit Plan required to make such a filing. No Intermark Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person, and no Intermark Benefit Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to any Intermark Benefit Plan, which could result in any material liability to Intermark. All Intermark Benefit Plans are in material compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and, Intermark has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and Intermark has no knowledge of any default or violation by any other party to, any Intermark Benefit Plans; and (iv) all contributions required to be made to any Intermark Benefit Plan pursuant to the terms of such Intermark Benefit Plan have been made on or before their due dates. The Intermark Disclosure Schedule also sets forth a true and complete list of (i) all employment agreements with officers or key management personnel of Intermark;
(ii) all agreements with consultants obligating Intermark to make annual cash payments in an amount exceeding $10,000; (iii) all employees of, or consultants to, Intermark who have executed a confidentiality or non-competition agreement with Intermark; (iv) all severance agreements, programs and policies of Intermark with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of Intermark with or relating to its employees which contain change in control provisions. Except as set forth in the Intermark Disclosure Schedule, (i) there are no controversies, including any unfair labor practice complaint, pending or, to the knowledge of Intermark, threatened, between Intermark and any of its employees, nor to the knowledge of Intermark, is there any factual basis for any such controversy; and (ii) Intermark is in compliance with all applicable laws, regulations and orders respecting employment and employment practices, terms and conditions of employment and wages and hours and Intermark is not engaged in any unfair labor practice.

(k) The Intermark Disclosure Schedule includes a list of all agreements to which Intermark is a party or by which Intermark is bound (i) under which the consequences of a default, nonrenewal or termination could have a material adverse effect on Intermark; or (ii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of ownership" of Intermark, which shall include any agreements or notes or other instruments under which Intermark borrows money or finances the purchase of any goods or services, that grants any security interest or other lien or encumbrance on any assets of Intermark, restricts the scope or nature of or places geographic restrictions on the business of Intermark that governs the provision of services by Intermark to its clients, provides for the sale or issuance of any shares of Intermark stock or any convertible securities or for the sale of any assets of Intermark, other than in the ordinary course of business consistent with past practice (collectively, the "Material Contracts"). Except as set forth in the Intermark Disclosure Schedule, all of the Material Agreements are valid and binding obligations of Intermark and, to the knowledge of Intermark, of the other parties thereto, all such Material Contracts are in full force and effect and there has not occurred any default under or breach of any of the Material Contracts, whether by Intermark or, to the knowledge of Intermark, by the other parties thereto and, to the knowledge of Intermark, no events or circumstances have occurred that, with the passage of time or the giving of notice, or both, would constitute a breach or default of any such Material Contract (whether by Intermark or any of the other parties thereto) under any of the Material Contracts, or would impair Intermark's rights or alter the rights or obligations of any third party under, or give to any of the other parties any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the assets of Intermark.


Section 5. Representations and Warranties of Innovus. As of the date hereof and as of the Closing Date, Innovus represents and warrants, except as set forth on the Innovus Disclosure Schedule, to Intermark as follows:

(a) Innovus is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own and conduct its business as now conducted. Innovus Multimedia, Inc., a Utah corporation ("Subsidiary") is a corporation duly organized and existing in good standing under the laws of its state of incorporation and has all necessary corporate power and authority to own and conduct its business as now conducted. Innovus and each Subsidiary is qualified to do business as a foreign corporation in each jurisdiction where the nature of its business or properties requires. Innovus has no subsidiaries, joint ventures, partnerships or similar investments or ownership interests in any entity other than the Subsidiary.

(b) Innovus has authorized capital of 15,000,000 shares of Common Stock, of which a total of 7,633,135 shares of Common Stock are issued and outstanding, and 7,331,945 shares are reserved for issuance under options, warrants, convertible preferred stock or other securities or arrangements without regard to the agreements described in Section 9(e). The amount and material terms of all outstanding capital stock, options, rights of securities are set forth in the Innovus Disclosure Schedule. As of the Closing Date, no shares of its Preferred Stock, par value $.001 per share shall remain outstanding, and no shares of its Preferred Stock, par value $.001 per share, will be issued except Innovus Series H Preferred Shares issuable pursuant to this Agreement. At the Closing Date, Innovus shall have full power and authority to issue the Innovus Shares and Innovus Options, in the manner provided herein, free and clear of any liens, claims, charges, options and encumbrances.

(c) Innovus has obtained all necessary corporate authorizations and approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement, exclusive of the post-closing covenants to obtain approval by its stockholders as to amendments of its certificate of incorporation or option plan increases as expressly provided in this Agreement. This Agreement constitutes a valid and binding obligation of Innovus, enforceable against Innovus in accordance with its terms.

(d) The execution and delivery of this Agreement by Innovus, and the consummation of the transactions and obligations contemplated hereby does not conflict with or result in a breach of the terms, covenants or provisions of, or constitute a default (or an event that would upon notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance of any kind on any of the assets of Innovus or any Subsidiary pursuant to (i) its Certificate of Incorporation, as amended, or bylaws, as amended, (ii) any agreement, document or instrument to which Innovus is a party or by which Innovus or any Subsidiary is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Innovus or any Subsidiary.

(e) No fact or condition is known to Innovus that materially adversely affects, or that may materially adversely affect any of the assets, business, financial condition or prospects of Innovus which is not reflected in the filings (the "Filings") by Innovus with the Securities and Exchange Commission ("SEC"), all of which have been delivered by Innovus to Intermark or are available through the Electronic Data Gathering and Retrieval System at the SEC's public website. Innovus has not taken any action, or omitted to take any action, or executed any agreement, instrument or other document, that would create any liability for Innovus, which is not reflected in the Filings. Innovus has made all Filings required of it by the SEC or applicable federal or state securities laws in a timely manner and in compliance with such requirements.

(f) Neither Innovus nor any Subsidiary (i) is involved in any pending or, to its knowledge, threatened investigation, litigation or legal proceeding that may have a material adverse effect upon the business or prospects of Innovus, or
(ii) is subject to any order, judgment, or decree that may have such effect.

(g) The Innovus Disclosure Schedule contains a true and correct list of all material Intellectual Property used by Innovus in its business, owned by Innovus or in which Innovus has rights or licenses, and which are material to the business of Innovus. Except as set forth in the Innovus Disclosure Schedule, to the best knowledge of Innovus, Innovus has not infringed, and is not now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have an material adverse effect on Innovus. Innovus has not received any written notice or other indication of any such claim of infringement. Except as set forth in the Innovus Disclosure Schedule, Innovus is not a party to any material license, agreement, or arrangement, whether as licensor, licensee or otherwise, with respect to Intellectual Property. Innovus owns, or holds adequate licenses or other rights to use, all Intellectual Property used in or necessary for the operation of Innovus's business as now conducted.

(h) Innovus has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby.

(i) The Innovus Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material current or former employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant (or former employee of or consultant) to Innovus, any trade or business (whether or not incorporated) which is a member of a controlled group including Innovus or which is under common control with Innovus (an "ERISA Affiliate") within the meaning of Section 414 of the Code, (all such plans, practices and programs are referred to as the "Innovus Benefit Plans"), excluding agreements with former employees under which Innovus has no remaining monetary obligations. Neither Innovus nor any ERISA Affiliate maintains, or has ever maintained, an Innovus Benefit Plan intended to qualify under Section 401(a) of the Code or subject to Title IV of ERISA. There have been made available to Parent copies of (i) each written Innovus Benefit Plan and (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Innovus Benefit Plan required to make such a filing. No Innovus Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person, and no Innovus Benefit Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to any Innovus Benefit Plan, which could result in any material liability to Innovus. All Innovus Benefit Plans are in material compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and, Innovus has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and Innovus has no knowledge of any default or violation by any other party to, any Innovus Benefit Plans; and (iv) all contributions required to be made to any Innovus Benefit Plan pursuant to the terms of such Innovus Benefit Plan have been made on or before their due dates. The Innovus Disclosure Schedule also sets forth a true and complete list of (i) all employment agreements with officers or key management personnel of Innovus; (ii) all agreements with consultants obligating Innovus to make annual cash payments in an amount exceeding $10,000; (iii) all current employees of, or consultants to, Innovus who have executed a confidentiality or non-competition agreement with Innovus;
(iv) all severance agreements, programs and policies of Innovus with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of Innovus with or relating to its employees which contain change in control provisions. Except as set forth in the Innovus Disclosure Schedule, (i) there are no controversies, including any unfair labor practice complaint, pending or, to the knowledge of Innovus, threatened, between Innovus and any of its employees, nor to the knowledge of Innovus, is there any factual basis for any such controversy; and (ii) Innovus is in compliance with all applicable laws, regulations and orders respecting employment and employment practices, terms and conditions of employment and wages and hours and Innovus is not engaged in any unfair labor practice.

(j) The Innovus Disclosure Schedule includes a list of all agreements to which Innovus is a party or by which Innovus is bound (i) under which the consequences of a default, nonrenewal or termination could have a material adverse effect on Innovus; or (ii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of ownership" of Innovus, which shall include any agreements or notes or other instruments under which Innovus borrows money or finances the purchase of any goods or services, that grants any security interest or other lien or encumbrance on any assets of Innovus, restricts the scope or nature of or places geographic restrictions on the business of Innovus that governs the provision of services by Innovus to its clients, provides for the sale or issuance of any shares of Innovus stock or any convertible securities or for the sale of any assets of Innovus, other than in the ordinary course of business consistent with past practice (collectively, the "Material Contracts"). Except as set forth in the Innovus Disclosure Schedule, all of the Material Agreements are valid and binding obligations of Innovus and, to the knowledge of Innovus, of the other parties thereto, all such Material Contracts are in full force and effect and there has not occurred any default under or breach of any of the Material Contracts, whether by Innovus or, to the knowledge of Innovus, by the other parties thereto and, to the knowledge of Innovus, no events or circumstances have occurred that, with the passage of time or the giving of notice, or both, would constitute a breach or default of any such Material Contract (whether by Innovus or any of the other parties thereto) under any of the Material Contracts, or would impair Innovus's rights or alter the rights or obligations of any third party under, or give to any of the other parties any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the assets of Innovus.

(k) Innovus is acquiring the Intermark Common Shares and convertible notes in the Share Exchange for investment, and not with a view toward resale or distribution thereof, and Innovus acknowledges that such securities are neither registered under the Securities Act of 1933, nor qualified under any state securities laws, and will bear restrictive legends required under such laws. Innovus further acknowledges having had an opportunity to request and receive additional information from Intermark regarding the merits and risks to Innovus of the Share Exchange, and being experienced and sophisticated in financial and business matters sufficient to protect its interests in this transaction and to evaluate the merits and risks of the Share Exchange.

Section 6.        Closing; Conditions.

(a) Closing. Unless the parties shall mutually fix another date, time or place, the closing of the Share Exchange ("Closing") shall take place at 5:00 P.M. Pacific Time on or before the fifth business day following the satisfaction or waiver of the conditions precedent contained in this Section 6, at the offices of Stradling Yocca Carlson & Rauth in Newport Beach, California. The date on which Closing occurs is referred to herein as the "Closing Date." Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Closing Date, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

(b) Conditions to Obligations of Innovus. The obligations of Innovus to consummate the Share Exchange are subject to the satisfaction of, or Innovus' written waiver of, each of the following conditions by or before the Termination
Date:

                  (i) Accuracy of Representations and Warranties. Intermark's and the Exchanging Securityholders' representations and warranties contained in this Agreement shall have been true and correct as of the dates when made and again as of the Closing Date, except to the extent that the event or development rendering such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty of Intermark untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on Intermark or Innovus or on the ability of Intermark or Innovus to consummate the Share Exchange.

                  (ii) Compliance with Covenants. Intermark and the Exchanging Securityholders shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in this Agreement, unless the failure to perform, satisfy or comply relates to an immaterial obligation that, taken together with all other such failures, does not constitute a material failure by Intermark to perform its obligations hereunder.

                  (iii) Receipt of Legal Opinion. Innovus shall have received a legal opinion from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel for Intermark, addressed to Innovus and dated the Closing Date, in form and substance reasonably satisfactory to Innovus, opining to customary matters reasonably requested by Innovus, subject to such firm's customary limitations, assumptions and qualifications.

                  (iv) Receipt of Officers' Certificate. Innovus shall have received from Intermark a certificate, executed by respectively, the President and Chief Financial Officer of Intermark and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6(d) (with regard to Intermark only) and Section 6(c), including a certification that each representation or warranty contained in Section 2 and 3 is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

                  (v) Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Share Exchange and all documents and instruments incidental to the Share Exchange shall be reasonably satisfactory in substance and form to Innovus and its counsel and the Exchanging Securityholders and their respective counsel, if any, and Innovus and its counsel and the Exchanging Securityholders and their respective counsel, if any, shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (vi) Audit Report. Independent certified public accountants of Intermark shall have consented and agreed in writing to the inclusion of their audit report for fiscal 1997 and any subsequent audited balance sheet in the filings intended to be made by Innovus before or within 6 months after the Closing Date with the Securities and Exchange Commission or the Nasdaq Stock Market that in the judgment of Innovus require such consents to be included, such as any Form 8-K's, Proxy Statements, and Form S-8's.

(c) Conditions to Obligations of Intermark. The obligations of Intermark to consummate the Share Exchange are subject to the satisfaction of, or Intermark' written waiver of, each of the following conditions by or before the Termination
Date:

                  (i) Accuracy of Representations and Warranties. Innovus' representations and warranties contained in this Agreement shall have been true and correct as of the dates when made and again as of the Closing Date, except to the extent that the event or development rendering such representation or warranty untrue, individually or in the aggregate with all other events or developments rendering that or any other representation or warranty of Innovus untrue, shall not have resulted in or constitute, and could not reasonably be expected to result in or constitute, a material adverse effect on Innovus or on the ability of Innovus or Intermark to consummate the Share Exchange.

                  (ii) Compliance with Covenants. Innovus shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in this Agreement, unless the failure to perform, satisfy or comply relates to an immaterial obligation that, taken together with all other such failures, does not constitute a material failure by Innovus to perform its obligations hereunder.

                  (iii) Receipt of Legal Opinion. Intermark and the Exchanging Securityholders shall have received a legal opinion from Callister, Nebeker & McCullough, counsel for Innovus, addressed to Intermark and the Exchanging Securityholders and dated the Closing Date, in form and substance reasonably satisfactory to Intermark, opining to customary matters reasonably requested by Intermark, subject to such firm's customary limitations, assumptions and qualifications.

                  (iv) Receipt of Officers' Certificate. Intermark shall have received from Innovus a certificate, executed by respectively, the President and Chief Financial Officer of Innovus and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6(d) (with regard to Innovus only) and Section 6(b), including a certification that each representation or warranty contained in Section 4 is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

                  (v) Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Share Exchange and all documents and instruments incidental to the Share Exchange shall be reasonably satisfactory in substance and form to Intermark and its counsel, and Intermark and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (vi) Voting Proxies. All members of Innovus' management shall have executed and delivered to Intermark stockholders agreements, providing for the proxyholder or proxyholders designated by Intermark to hold their proxy to approve the transactions referred to in this Agreement that are subject to stockholder approval, namely the Reclassification and the subsequent Merger, and none of such persons shall have breached or failed to perform, in any material respects, any of their respective obligations or covenants under those respective agreements; and the terms of, and the number of shares covered by, such proxies shall be reasonably satisfactory to Intermark.

                  (vii) Registration Rights. Innovus shall have executed and delivered to Exchanging Securityholders a registration rights agreement in form and substance acceptable to Intermark and Innovus in a mutually satisfactory form providing for rights to register Innovus Common Shares.

                  (viii) Board Approval. The Board of Directors of Innovus shall have unanimously approved this Agreement, the Share Exchange, the Reclassification, the subsequent Merger, and determined that the Share Exchange and the transactions contemplated in this Agreement is entirely fair to Innovus and the stockholders of Innovus and provides the best available financial value to the stockholders of Innovus and is in Innovus' and such stockholders' best interests, and shall not have rescinded or qualified such approval.

                  (ix) Board Recommendation. The Board of Directors of Innovus shall have unanimously recommended to its shareholders the amendments of its certificate of incorporation referred to hereinabove.

(d)      Conditions to Obligations of Each Party.

                  (i) There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other governmental or regulatory entity that presents a substantial risk of restraint or prohibition of the Share Exchange; and no such restraint or prohibition shall be effective as of the Closing or the Closing Date, whether or not the action in which the same was entered shall remain pending.

                  (ii) The Exchanging Securityholders shall have delivered for exchange Intermark Shares representing at least 80% control of Intermark for purposes of Section 368(a)(1)(B) of the Code.

                  (iii) Innovus, Intermark, the Exchanging Securityholders and a mutually acceptable escrow agent shall have entered into the Escrow Agreement.

Section 7. Termination. This Agreement may be terminated, and the Share Exchange abandoned, prior to the Closing solely by the following means and with the following effects:

(a) By Mutual Agreement. Innovus and Intermark may terminate this Agreement by mutual written consent at any time.

(b) By Intermark. Intermark may unilaterally terminate this Agreement: (i) If Innovus has breached any of its representations or warranties or covenants contained in this Agreement and such breach is of a nature that would, in the reasonable determination of Intermark, cause the failure of the condition to Intermark's obligations set forth in Section 6(c), and Innovus has failed to cure such breach within ten (10) Business Days following written notice to Innovus from the Intermark identifying and describing such breach in reasonable detail; or (ii) Upon notice to Innovus at any time after June 30, 1998 (the "Termination Date"), if the Closing and the Closing Date shall not have occurred on or prior to such date, unless such failure results from Intermark breaching any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

(c) By Innovus. Innovus may unilaterally terminate this Agreement: (i) If Intermark has breached any of its representations or warranties or covenants contained in this Agreement and such breach is of a nature that would, in the reasonable determination of Innovus, cause the failure of the condition to Innovus' obligations set forth in Section 6(b), and Intermark has failed to cure such breach within ten (10) Business Days following written notice to Intermark from Innovus identifying and describing such breach in reasonable detail; or
(ii) Upon notice to Intermark after the Termination Date, if the Closing shall not have occurred on or prior to such date, unless the failure results from
Innovus breaching any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

(d) Effect of Termination; Remedies. In the event of the termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto or any of its affiliates, directors, officers or stockholders, and all documents, instruments and consideration delivered hereunder shall be returned to the delivering party within two days of such termination. Specifically, and without limiting the generality of the foregoing, Intermark and Innovus agree that termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the other party of its representations, warranties and covenants under this Agreement. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 8.        Remedies for Breaches of this Agreement.

a. Survival of Representations and Warranties. All of the representations and warranties of Innovus, Intermark and the Exchanging Securityholders contained in Sections 3 (other than Section 3(g)), 4 or 5 shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the expiration of ninety (90) calendar days after the date on which Intermark delivers to Innovus the audit report of its independent certified public accountants related to Intermark's September 30, 1997 balance sheet and financial statements for the period then ended. The representations and warranties of the Exchanging Securityholders in Section 3(g) shall survive the Closing Date for twenty (20) years. The date upon which the representations and warranties expire is hereinafter called the "Expiration Date." The remedies contained in this Section 8 shall constitute the sole remedies of the Parties for claims under this Agreement.

b.        Indemnification Provisions for Benefit of Innovus.

(1) In the event Intermark breaches (or in the event any third party alleges facts that, if true, would mean Intermark has breached) any of its representations or warranties contained in Section 4, or any other covenant or obligation under this Agreement, and provided that Innovus makes a written claim for indemnification against any of the Exchanging Securityholders pursuant to
Section 10(k) below before the Expiration Date, then each of the Exchanging Securityholders agrees to indemnify Innovus from and against the entirety of any Adverse Consequences Innovus may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Exchanging Securityholders shall not have any obligation to indemnify Innovus from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Intermark contained in Section 4 above except to the extent that Innovus has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $250,000 aggregate threshold; and provided, further, that the sole source of indemnity for Innovus under this
Section 8(b)(1) shall be the Exchanging Securityholders' deposits in the Escrow, each in the same proportion, and the Exchanging Securityholders' aggregate liability under this Section 8(b)(1) shall not exceed their deposits remaining in the Escrow, and upon the release of the Escrow, shall have no liability under this Section 8(b)(1).

(2) In the event any of the Exchanging Securityholders breaches (or in the event any third party alleges fact that, if true, would mean any of the Exchanging Securityholders has breached) any of his or its representations and warranties in Section 3 above, and provided that Innovus makes a written claim for indemnification against the Exchanging Securityholder pursuant to Section 10(k) below before the Expiration Date, then the Exchanging Securityholder agrees to indemnify Innovus from and against the entirety of any Adverse Consequences Innovus may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Exchanging Securityholder's aggregate liability under this Section 8(b)(2) shall not exceed the consideration received by the Exchanging Securityholder in the Share Exchange. The representations and warranties of each of the Exchanging
Securityholders in Section 3 above and all other obligations of the Exchanging Securityholders are several, and not joint, obligations.

c. Indemnification Provisions for Benefit of the Exchanging Securityholders. In the event Innovus breaches (or in the event any third party alleges facts that, if true, would mean Innovus has breached) any of its representations and warranties in Section 5, or any other covenant or obligation under this

Agreement, and provided that an Exchanging Securityholder makes a written claim for indemnification against Innovus pursuant to Section 10(k) below prior to the Expiration Date, then Innovus agrees to indemnify each such Exchanging Securityholder from and against the entirety of any Adverse Consequences the Exchanging Securityholder may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) to the extent that the Exchanging Securityholders have suffered in the aggregate Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $250,000 aggregate threshold; and provided, further, that the sole source of indemnity for the Exchanging Securityholders under this Section 8 shall be Innovus' deposit in the Escrow, and Innovus' aggregate liability under this Section 8 shall not exceed its deposit in the Escrow.

d.       Matters Involving Third Parties.

                  (1) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced or the notice is given after the Expiration Date.

                  (2) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, whether through the Escrow Fund or otherwise, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (3) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(2) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (4) In the event any of the conditions in Section 8(d)(2) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, to the fullest extent provided in this Section 8, (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) to the fullest extent provided in this Section 8, and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the prime rate of Bank of America as the discount rate) in determining Adverse Consequences for purposes of this Section 8.

(f) No Claims Against Intermark. Each of the Exchanging Securityholders hereby agrees that he or it will not make any claim for indemnification against either Intermark or Innovus by reason of the fact that he or it or any Affiliate was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Innovus against Exchanging Securityholders pursuant to this Agreement.

Section 9.        Certain Covenants Prior to Closing.

(a) Access. Each party shall make available to the other all information regarding the party that the other party reasonably may request and shall authorize all reasonable visits to the party's premises with such staff, consultants and experts as the other party may reasonably request. Innovus agrees to coordinate closely all relocation activities and renegotiations with Intermark's CEO. Each party shall conduct any such inquiries with appropriate discretion and sensitivity to the other party's relationships with its employees, clients and suppliers. The parties acknowledge that certain of the information made available to one another pursuant to this Section 9 and otherwise in connection with the Share Exchange may be confidential, proprietary or otherwise nonpublic, and each party agrees, for itself and for each of representatives, that it shall continue to comply with its obligations under the agreement entitled Mutual Confidentiality & Nondisclosure between Innovus and Intermark, a copy of which is attached hereto as Exhibit C (the "Confidentiality Agreement"). The respective agreements of the parties contained in the Confidentiality Agreement, which by this reference are incorporated herein and made an integral part of this Agreement, shall survive any termination of this Agreement and the consummation of the Share Exchange, except that if the Share Exchange is consummated, the obligations of and restrictions on Innovus and Intermark thereunder shall thereupon terminate. Each party shall remain responsible for any disclosure of Confidential Information by any of its representatives.

(b) Conduct in Ordinary Course. Each party shall (a) conduct its business in the usual, regular and ordinary course of business consistent with past practice (except as required by applicable Law or by this Agreement), (b) use all reasonable efforts to maintain and preserve intact its business organization, employees and advantageous contractual and business relationships and retain the services of its officers and key employees (including by causing its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse prior to or upon the Closing, unless simultaneously with such event replacement policies providing substantially similar coverage for substantially similar (or lesser) premiums are in full force and effect), (c) conduct relations with its employees, excluding hiring and terminating practices, only in the ordinary course of business and consistent with past practice, and (d) take no action which could reasonably be expected to adversely affect or delay the ability of either party or any of their respective direct or indirect subsidiaries to obtain any necessary approvals of any governmental or regulatory entity or other third persons required for the Share Exchange or for the transactions contemplated in connection therewith, or to perform its covenants and agreements under this Agreement.

(c) Operating Restrictions. Without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed), and without limiting the generality of the provisions of this Agreement, each party shall not, and each Subsidiary shall not:

                  (i) Amend or otherwise change its Articles or Certificate of Incorporation, Certificate of Designation, or bylaws;

                  (ii) Issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class (other than upon the exercise of vested options under option plans or conversions of convertible securities in accordance with their terms), any convertible securities or any other rights of any kind to acquire 20 any shares of capital stock or convertible securities, or any other ownership interest (including, without limitation, any phantom interest) in the party;

                  (iii) Sell, pledge, dispose of, grant any security interest in or encumber any assets of the party (except for (i) sales of assets or inventory in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, (iii) sales of immaterial assets not in excess of $10,000 individually or $25,000 in the aggregate), (iv) private placements of securities by Intermark or Innovus on terms mutually acceptable to Intermark and Innovus, and (v) as otherwise expressly permitted in this Agreement;

                  (iv) Declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its shares of stock or propose to do any of the foregoing;

                  (v) Acquire (by Share Exchange, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements made in the ordinary course of business and consistent with past practices, make any loans or advances, (iii) enter into any new or amend or terminate any existing material contract; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 9(c)(v);

                  (vi) Increase the compensation payable or to become payable to its officers (such current compensation rates are set forth in the Intermark Disclosure Schedule) or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the party (except as expressly contemplated in this Agreement), or establish, adopt, enter into or amend any collective bargaining, any employee benefit plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, and except for payment of deferred compensation to officers of Intermark;

                  (vii) Take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

                  (viii) Make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in its financial statements;

                  (ix) Pay,  discharge  or satisfy  any claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of current liabilities that have become mandatorily due and payable and are reflected or reserved against in its financial statements; or

                  (x) Take, or agree in writing or otherwise to take, any of the actions described in this Section 9(c), or any action which would make any of the representations or warranties of the party contained in this Agreement untrue or incorrect or prevent either party from performing or cause the party not to perform its covenants hereunder.

(d) Prior to the Closing Date, Intermark shall act as placement agent for Innovus to privately place, on a reasonable efforts basis, securities of Innovus, the proceeds of which, after payment of out-of-pocket costs of Intermark directly related to such activity, shall be used to pay outstanding debts owed by Innovus to its creditors, to such creditors and on such terms as are mutually satisfactory to Innovus and Intermark, and Innovus will use its reasonable efforts to negotiate settlement agreements with all of its creditors evidenced by agreements and documents satisfactory to Intermark.

(e) On or prior to the Closing Date, Innovus shall present to Intermark written evidence that Innovus has taken all necessary action in order to effect the following, under agreements with third parties on terms acceptable to Innovus and Intermark: (a) termination of the leases as of May 1, 1998 for the leased space Innovus occupies at 392 East 12300 South, Suite J, Draper, Utah, 84020, which functions as a corporate facility under a three- year lease expiring in 2000; and (b) amendments of the stock options to purchase Innovus Common Shares owned Terry Haas, David Mock, and all other members of Innovus management or employees, including without limitation the holders of the options referred to in item (z) of the definition of Fully-Diluted Innovus Shares, shall be amended, on terms acceptable to Intermark, to suspend their exercisability until after the Reclassification and provide that Innovus shall not be required to reserve Innovus Common Shares for exercise of such options prior to the Reclassification. In the event Innovus is unable to obtain such consents or agreements, such party shall indemnify, defend and hold harmless Intermark from the failure to obtain such consents or agreements, in form and substance reasonably satisfactory to Intermark.

(f) Effective immediately after the Closing, Thomas Hemingway will be elected by the Board of Director of Innovus to serve as Chief Executive Officer of Innovus after the Transaction, and shall enter into an employment agreement for a term of three (3) years or more on terms acceptable to Innovus and Thomas Hemingway.

(g) Innovus will use its best efforts to seek continued listing on the NASDAQ OTC electronic bulletin board, and to cause Innovus's Common Stock to qualify for such continued listing, and Intermark shall cooperate in such efforts.

(h) Each respective parties' Board of Directors will, subject to their fiduciary duties, recommend that this Agreement and the transactions contemplated hereby to its stockholders, and, subject to the requirements of applicable law, Innovus will seek consent from holders of Common Stock in writing or at a special meeting, pursuant to a proxy statement to be filed by Innovus with the

Securities and Exchange Commission. Intermark will provide, and be responsible for, all required information about Intermark and its affiliates for inclusion in the proxy statement. Innovus will be responsible for all other information therein. The parties and their respective representatives or counsel will consult each other concerning the form and content thereof.

(i) Until this Agreement is terminated, neither Innovus nor its agents or representatives shall, without the prior consent of Intermark, sell, agree to sell, enter into negotiations to sell, or discuss the sale of the assets of Innovus or the stock of Innovus, to or with any party except as disclosed to Intermark in advance and agreed upon by both parties. Negotiations disclosed by Innovus to Intermark and accepted by Intermark, as follows: (i) Innovus' liquidation of old inventory; and (ii) Innovus' sale of securities as contemplated in Section 9(d). Unless and until this Agreement is terminated in accordance with its terms, neither Innovus nor any of its officers, directors, employees, agents or other representatives shall (i) solicit, initiate, or encourage, or enter into discussions or any letter of intent or agreement with respect to, any inquiries, proposals or offers that contemplate, propose or relate to any Acquisition Proposal (as hereinbelow defined), (ii) undertake or consummate, any sale or other disposition of, or grant of any rights or options with respect to, or any pledge, hypothecation or encumbrance of, any of the outstanding shares of capital stock of Innovus or any authorized but unissued shares of capital stock or convertible securities of Innovus; or (iii) provide information regarding Innovus or its businesses or assets, capitalization, financial condition or operating results to any person (other than as provided in this Agreement or to a government agency having jurisdiction over Innovus). Innovus shall immediately notify Intermark after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to Innovus in connection with a possible Acquisition Proposal or for access to the properties, books or records of Innovus by any person or entity that informs the Board of Directors of Innovus that it is considering making, or has made, an Acquisition Proposal. "Acquisition Proposal" shall mean any inquiry, proposal, term sheet, discussion draft, letter of intent or other communication or agreement that contemplates, proposes or relates to (i) any possible sale or disposition by Innovus of, or any mortgage, lien or encumbrance on, any of its assets (other than sales of assets that are made in the ordinary course of business consistent with past practices); (ii) any sales by Innovus or its Management or principal shareholders or issuance of shares of capital stock or convertible securities of Innovus (other than upon the exercise of vested Innovus options under its option plans); (iii) any redemption or repurchase, or any recapitalization, of any of the outstanding shares of Innovus' Common Stock by Innovus, (iv) any offer to purchase more than five percent (5%) of the outstanding shares of capital stock of Innovus, (v) any financing or refinancing, including any sale-leaseback of the assets of Innovus that involves the granting of any security interest or lien on, or the transfer of ownership of any of the assets of Innovus (other than in the ordinary course of business), or (vi) any Share Exchange or reorganization of Innovus with or any other business combination between Innovus and any other entity.

(j) Innovus shall cause a meeting of its shareholders (the "Innovus Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Share Exchange. The Directors of Innovus shall, subject to their fiduciary duties under the DGCL as determined by the Board of Directors in their reasonable good faith judgment, recommend approval and adoption of this Agreement and the Share Exchange by Innovus' shareholders. In connection with such meeting, Innovus (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Innovus Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of Innovus under the DGCL as determined by the Board of Directors will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting. Innovus has been advised that all of its directors and executives currently intend to vote all shares owned by them in favor of the Share Exchange. Innovus will provide Intermark with a copy of the preliminary proxy statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Intermark in connection therewith. Innovus will notify Intermark promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Innovus Proxy Statement or for additional information and will supply Intermark with copies of all correspondence between Innovus or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Innovus Proxy Statement or the Share Exchange. If at any time prior to Innovus' Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Innovus Proxy Statement, Innovus will promptly prepare and mail to its shareholders such an amendment or supplement.

(k) If any "fair price," "control share acquisition" or "moratorium" statute or other anti-takeover or similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, each constituent corporation and the members of the Board of Directors of the constituent corporation shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

(l) At or prior to the Closing Date, Innovus will relocate to Orange County, California. Neither Innovus nor Intermark will offer any employee of Innovus any salary increase as an inducement for such employee to relocate. No compensation, termination or severance payment shall be paid by a party hereto in the event that any employee declines continued employment with Innovus, other than payment of accrued vacation pay.

(m) Each of the parties shall give prompt notice to the other party, of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory entity in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed in a Disclosure Schedule or which relate to the consummation of the transactions contemplated by this Agreement.

Section 10.       Miscellaneous Provisions.

(a) Expenses. If the Closing fails to occur, each of the parties shall be solely responsible for all of their respective costs and expenses incurred in connection with the transactions contemplated herein, including, without limitation, legal fees, costs and expenses. If the Closing occurs, Intermark shall bear the costs and expenses (including reasonable legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby by itself, by the Exchanging Securityholders and by one counsel for the Exchanging Securityholders; provided, however, that the reimbursement for legal fees and disbursements of the counsel to Exchanging Securityholders shall not exceed $10,000.

(b) Binding Effect. This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

(c) Specific Performance. Each of the parties executing this Agreement ("Parties") acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(d) Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The execution of this Agreement by fewer than all of the persons identified on the signature pages hereto as securityholders of Intermark shall not detract from the enforceability or binding effect of this Agreement as to all signatories, and each Existing Securityholder is individually intending to be bound hereby.

(e) Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(f) Waivers. Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

(g) Entire Agreement. This Agreement, including the Exhibits, disclosure schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. Without limiting the generality of the foregoing, this Agreement shall supersede the letter dated March 12, 1998 from Intermark addressed to Innovus which comprised the letter of intent between the parties.

(h) Arbitration. All disputes between the parties hereto shall be determined solely and exclusively by binding arbitration under, and in accordance with the rules then in effect of, the Judicial Arbitration and Mediation Service, or any successors hereto ("JAMS"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall jointly select a single arbitrator. In the event the parties fail to agree upon an arbitrator within ten
(10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator, provided that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the JAMS upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

(i) Attorneys' Fees. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in determining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit and, if instituted, whether with regard to trial or appeals and shall separately entitle the prevailing party to the costs for collection of judgments.

(j) Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

(k) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the following address, or any address designated in writing by such party by way of notice to the other parties:

                           Innovus Corporation
                           2060 E. 2100 South
                           Salt Lake City, Utah  84109
                           Attention:  David Mock

                           And a copy to:
                           Paul Shaphren
                           Callister, Nebeker & McCullough
                           Gateway Tower E., Suite 900
                           10 East South Temple
                           Salt Lake City, UT  94133

                           Intermark Corporation
                           4600 Campus Drive
                           Newport Beach, CA  92660
                           Attention:  Thomas Hemingway

                           And a copy to:
                           Nicholas J. Yocca
                           Stradling, Yocca, Carlson & Rauth P.C.
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, CA  92660

                           Exchanging Securityholders
                           c/o Tom Hemingway at Intermark's address above and with a copy as addressed above

(l) Governing Law. This Agreement shall be governed by, and construed in accordance with, the DGCL and/or CGCL, as applicable, and otherwise the laws of the State of California without regard to any conflict of law principles thereof.

(m) Further Assurances. Each party agrees to cooperate with the other party to effect the transactions contemplated hereunder. Without limiting the generality of the foregoing, each of the parties shall execute, deliver and perform such agreements, documents and instruments as the other party may request in order to fully perform and carry out the terms and provisions of this Agreement. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Share Exchange and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from governmental or regulatory entities and the making of all other necessary registrations and filings, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Innovus Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(n) No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties executing this Agreement and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

(o) Power of Attorney. Each of the Exchanging Securityholders hereby appoints Tom Hemingway, James Budd and T. Richard Hutt, and each of them, as its attorney in fact, to act in the Exchanging Securityholder's name, place and stead, to do any and all acts and things as if such Exchanging Securityholder were personally present in order to deliver this Agreement, to accept notices under this Agreement, deliver stock certificates, option agreements, or convertible notes, accompanied by instruments of transfer on behalf of the Exchanging Securityholder, evidencing the Intermark Shares or Intermark Options as contemplated in this Agreement for cancellation or exchange, and to execute and deliver this Agreement (in substantially the form as executed by the Exchanging Securityholder and including any changes, deletions or additions to the form of this Agreement executed by the Exchanging Securityholder as may be approved in the discretion of the attorney-in-fact, such as the completion of any blanks found herein, the correction of typographical or clerical errors, the change of dates herein, and any other changes that do not materially detract from the benefits or add to the burdens hereof to the Exchanging Securityholder in the sole judgment of the attorney-in-fact or as may be requested by Innovus), the Intermark Disclosure Schedule, the Exhibits hereto, the Registration Rights Agreement and the Escrow Agreement, with the same effect as if such Exchanging Shareholder had personally executed and delivered the same. The Exchanging Securityholders are aware of the personal interests of their attorneys -in-fact in this Agreement, as Exchanging Securityholders, and as directors, officers and employees of Intermark, and as future directors, officers and employees of Innovus, and expressly desire that such interests shall not limit the authority granted by this power of attorney. Innovus' counsel, Intermark's counsel, and counsel to the Exchanging Securityholders shall be entitled to rely on this power of attorney until written notice of revocation given in accordance with this Agreement is actually received. The Exchanging Securityholders further agree and acknowledge that Intermark is entitled to waive conditions to Intermark's obligations and to accept waivers of conditions to Innovus' obligations without notice to or consent from the Exchanging Securityholder.

(p) Stradling Yocca Carlson & Rauth. The Exchanging Securityholders hereby acknowledge that the law firm of Stradling Yocca Carlson & Rauth represents only

Intermark in connection with this Agreement, the Share Exchange and related other corporate matters, and does not represent or advise any Exchanging Securityholder, directly or indirectly, or provide any other assurances or advice concerning this Agreement or otherwise. The Exchanging Securityholders are hereby informed of their right to obtain separate counsel to advise them on tax, financial and all other matters related to this Agreement, and that separate counsel may be helpful to them in regard to understanding, evaluating or negotiating this Agreement, understanding the merits and risks of the Share Exchange, considering any effects on their individual tax and financial position, or refusing to execute and deliver this Agreement. By execution and delivery of this Agreement, each Exchanging Securityholder is confirming its having consulted with separate counsel or its knowing and voluntary waiver of such right.

         WHEREAS, the parties hereto have entered into the foregoing Agreement and Plan of Share Exchange as of the date first above written.

INNOVUS CORPORATION,                           INTERMARK CORPORATION,
a Delaware corporation                         a California corporation

By: /s/ TERRY R. HAAS                           By: /s/ THOMAS HEMINGWAY
   --------------------------------                ----------------------------
   Terry R. Haas, Chief Executive                  Thomas Hemingway, Chief
    Officer and President                           Executive Officer

By: /s/ DAVID MOCK                              By: /s/ T. RICHARD HUTT
   -------------------------------                 ---------------------------
   David Mock, Chief Financial Officer             T. Richard Hutt, Secretary
    and Chairman of the Board

                                                By: /s/ JAMES H. BUDD
                                                   ----------------------------
                                                   James H. Budd, Vice President
[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]

                                            EXCHANGING SECURITYHOLDERS


                                          /s/ TOM HEMINGWAY
                                          ------------------------------------
                                          Tom Hemingway, an individual
                                          Number of Intermark
                                          Common Shares: 960,000
                                          Number of Intermark Options: 250,000


                                          /s/ JAMES H. BUDD
                                          ------------------------------------
                                          James H. Budd, an individual
                                          Number of Intermark
                                          Common Shares: 960,000
                                          Number of Intermark Options: 100,000


                                          /s/ T. RICHARD HUTT
                                          ------------------------------------
                                          T. Richard Hutt, an individual
                                          Number of Intermark
                                          Common Shares:  960,000
                                          Number of Intermark Options: 100,000


                                          /s/ DETRA MAURO
                                          ------------------------------------
                                          Detra Mauro, an individual
                                          Number of Intermark
                                          Common Shares:  120,000


                                          /s/ TOM KIRK
                                          ------------------------------------
                                          Tom Kirk, an individual
                                          Number of Intermark
                                          Common Shares:  35,000


                                          /s/ CJ D'ANGELO
                                          ------------------------------------
                                          CJ D'Angelo, an individual
                                          Number of Intermark
                                          Common Shares: 90,000
[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]


                                          /s/ ROBIN CRUSE
                                          ------------------------------------
                                          Robin Cruse, an individual
                                          Number of Intermark
                                          Common Shares:  35,000


                                          /s/ BRIAN BAE
                                          ------------------------------------
                                          Brian Bae, an individual
                                          Number of Intermark
                                          Common Shares:  10,000


                                          /s/ JENNIFER NAGEL
                                          ------------------------------------
                                          Jennifer Nagel, an individual
                                          Number of Intermark
                                          Common Shares:  10,000


                                          /s/ TERRY MURPHY
                                          ------------------------------------
                                          Terry Murphy, an individual
                                          Number of Intermark
                                          Common Shares:  12,500
                                          Number of Intermark Options:  10,000



                                          ------------------------------------
                                          Greg Clark, an individual
                                          Number of Intermark
                                          Common Shares:  12,500
                                          Number of Intermark Options:  10,000


                                          /s/ NICK YOCCA
                                          ------------------------------------
                                          Nick Yocca, an individual
                                          Number of Intermark
                                          Common Shares:  20,000
                                          Number of Intermark Options:  60,000

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]





                                          ------------------------------------
                                          Lawrence L. Tyson, an individual
                                          Number of Intermark
                                          Common Shares:  60,000


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Kirit Goradia, an individual
                                          Number of Intermark
                                          Common Shares:  45,000


                                          /s/ MATTHEW MINARDI
                                          ------------------------------------
                                          Matthew Minardi, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  4,000



                                          ------------------------------------
                                          John Schmitz, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  6,666



                                          ------------------------------------
                                          John Saunders, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible notes:  105,540
[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]


                                          /s/ TERRY DORSEY
                                          ------------------------------------
                                          Terry Dorsey, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible notes:  73,333

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]




                                          ------------------------------------
                                          Sam D'Angelo, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  13,333

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Charles F. Marks, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  3,333

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          James Cruse, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  3,333


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]


                                          /s/ DALE MAX BOYKO
                                          ------------------------------------
                                          Dale Max Boyko, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible notes:  13,333


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Karen Emmett, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  6,666

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Delores E. Vierila, Trustee of the
                                          Delores E. Vierila Trust
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  13,333


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Allan Budd, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  13,333

[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          ------------------------------------
                                          Gary Noe, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  3,333


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]



                                          GLOBAL MARKETING PARTNERS, INC.

                                          By:
                                          ------------------------------------
                                          Stan Hirshman, President
                                          Number of Intermark
                                          Common Shares:  6,000


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]




                                          NUTRIDATA

                                          By:
                                          ------------------------------------
                                          Riza Rahman, President
                                          Number of Intermark
                                          Common Shares:  6,000




[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]




                                          /s/ BILL KESSELRING
                                          ------------------------------------
                                          Bill Kesselring, an individual
                                          Number of Intermark
                                          Common Shares:  25,000


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]




                                          ------------------------------------
                                          Dave Lyons, an individual
                                          Number of Intermark Options:  10,000


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]




                                          ------------------------------------
                                          Bobby Orbach, an individual
                                          Number of Intermark
                                          Common Shares:  10,000


[SIGNATURES CONTINUE ON NEXT PAGE]

[AGREEMENT AND PLAN OF SHARE EXCHANGE: SIGNATURES CONTINUED FROM PRIOR PAGE]


                                          /s/ JOHN GUNNISON
                                          ------------------------------------
                                          John Gunnison, an individual
                                          Number of Intermark
                                          Common Shares issuable under
                                          convertible note:  13,333


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